UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

California Republic Auto Receivables Trust 2014-3

(Exact name of Issuing Entity as specified in its charter)

California Republic Funding, LLC

(Exact name of Depositor as specified in its charter)

California Republic Bank

(Exact name of Sponsor as specified in its charter)

Delaware	333-190866-05	38-7121218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman, Suite 1100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 270-9700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with sale of $275,000,000 of Asset Backed Notes (the “Notes”) offered pursuant to the prospectus dated August 26, 2014, and the prospectus supplement dated September 4, 2014, California Republic Funding, LLC (the “Depositor”) entered into an underwriting agreement on September 4, 2014, a copy of which is annexed as an exhibit to this current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Notes, offered pursuant to the prospectus dated August 26, 2014 and the prospectus supplement dated September 4, 2014, annexed hereto as exhibits to this current Report on Form 8-K are legality and tax matters opinions of Mitchell Silberberg & Knupp LLP relating to the Notes.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

1.1	Underwriting Agreement, dated September 4, 2014, among the Depositor, California Republic Bank, and Credit Suisse Securities (USA) LLC, as underwriter.

5.1	Opinion of Mitchell Silberberg & Knupp LLP regarding legality.

8.1	Opinion of Mitchell Silberberg & Knupp LLP regarding certain tax matters.

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA REPUBLIC FUNDING, LLC as Depositor

By:	/s/ Jon Wilcox
Jon Wilcox Manager

Date: September 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 4, 2014, among the Depositor, California Republic Bank, and Credit Suisse Securities (USA) LLC, as underwriter.

5.1	Opinion of Mitchell Silberberg & Knupp LLP regarding legality.

8.1	Opinion of Mitchell Silberberg & Knupp LLP regarding certain tax matters.

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibits 5.1 and 8.1).

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